UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 15, 2006
ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation) Number)	(Commission File	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (415) 733-4000
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry Into a Material Definitive Agreement
In 1998, a parking subsidiary of ABM Industries Incorporated (ABM) leased a parking facility in Houston, Texas, owned by a limited partnership jointly owned by affiliates of American National Insurance Company (ANICO) and partners associated with Gerry Albright (Albright affiliates). In June 2003, the ANICO affiliates notified the Albright affiliates that they would sell their interest in the parking facility. The Albright affiliates accepted the offer and attempted to secure financing. In connection with certain proposed financing for the Albright affiliates, ABM’s parking subsidiary was asked to submit an estoppel certificate and on that certificate it set forth certain claims under the lease. The Albright affiliates subsequently did not close the transaction and the ANICO affiliates acquired the interest in the parking facility held by the Albright affiliates. On December 5, 2003, the Albright affiliates filed a lawsuit against ABM, its parking subsidiary, and certain ANICO affiliates. On February 15, 2006, ABM and the Albright affiliates entered into a settlement agreement following a court-ordered mediation. Under the settlement agreement, ABM will pay the Albright affiliates $6.25 million and the Albright affiliates will execute a release of ABM. ABM has notified its insurance carriers of the Albright claims, which carriers have denied coverage and refused to defend this litigation. In August 2005, ABM filed a complaint for declaratory judgment against its insurance carriers in Federal District Court in San Francisco, California to ensure its coverage for any damages related to the claims of the Albright affiliates. ABM continues to pursue this action against its insurance carriers and believes that its damages in the Albright case are covered by insurance. See Item 8.01 below.
Item 2.02      Results of Operations and Financial Condition
The response to this Item is incorporated by reference from Item 8.01 below.
Item 8.01      Other Events
On January 26, 2006, ABM issued a press release and filed a Form 8-K reporting, among other things, anticipated adjustments to the preliminary fiscal year 2005 financial results it had issued on December 14, 2005 and further delay in completing its fiscal year 2005 financial statements and, accordingly, its Form 10-K. Because ABM has not yet issued its financial statements for fiscal year 2005, charges related to its continuing resolution of lawsuits and other claims that relate to events occurring before October 31, 2005, such at as Albright litigation described in Item 1.01, will be recorded in fiscal year 2005. Including the Albright settlement, amounts attributable to resolution of such litigation and claims since December 14, 2005 aggregate approximately $7.8 million ($4.8 million after-tax) to be charged against fiscal year 2005. The forgoing amounts do not take into account recoveries, if any, from insurance carriers.
ABM is still in the process of finalizing its fiscal year 2005 financial statements and until that process is completed, its 2005 results of operations and other financial information may be impacted, as above, by the occurrence of subsequent events that relate back to an earlier period or by the identification of other matters that arise in the process of completing these financial statements and Form 10-K or its investigation of the matters that led to their delay, or by other events.

Forward Looking Statements:
Statements contained in this Current Report on Form 8-K that relate to ABM’s current beliefs or expectations, including but not limited to, anticipated adjustments to previously reported financial information, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The actual results of operations will depend upon a number of factors, including, but not limited to. those described above. The Company assumes no obligation to update or revise the forward-looking statements in this report.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: February 17, 2006	By:	/s/ Linda S. Auwers
Linda S. Auwers
Senior Vice President and General Counsel